UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 13, 2008

VYTERIS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-32741	84-1394211

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

13-01 Pollitt Drive, Fair Lawn, NJ	07410

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 703-2299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On February 7, 2008, the Company filed a current report on Form 8-K, which described, among other things, the existence of related party transactions between the Company and one of its vendors, Monumed, LLC, from early 2006 to present.  On February 13, 2008, the Company’s independent auditor informed the Company’s Audit Committee that the Company's omission of disclosure of these related party transactions in periodic filings with the Commission  and the circumstances leading up to and surrounding the omission may be deemed to be a material weakness in the Company’s internal controls.  As part of its assessment of the facts and circumstances surrounding the Monumed transaction, including the omissions in disclosure to the Company’s Board of Directors, the Company's Audit Committee is assessing whether such a material weakness in the Company’s internal controls exists.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYTERIS, INC.

By:	/s/Anthony Cherichella
Name: Anthony Cherichella
Title: Chief Financial Officer

Dated:  February 20, 2008